Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 16, 2024, relating to the financial statements of LogicMark, Inc., which appears in the Annual Report on Form 10-K of LogicMark, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

BPM LLP

Walnut Creek, California

July 26, 2024